UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2012, Brandywine Realty Trust held its 2012 Annual Meeting of Shareholders. At the meeting, the shareholders voted on: (1) the election of seven trustees, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012, and (3) a non-binding, advisory vote regarding the compensation of our named executive officers. The voting results on these proposals were as follows:

Proposal 1: Election of Seven Trustees

Trustee	Votes For	Withheld	Broker Non-Votes
Walter D'Alessio	114,017,382	2,116,350	16,361,791
Anthony A. Nichols, Sr.	114,765,032	1,368,700	16,361,791
Gerard H. Sweeney	115,029,688	1,104,044	16,361,791
Wyche Fowler	114,832,755	1,300,977	16,361,791
Michael J. Joyce	115,182,918	950,814	16,361,791
Charles P. Pizzi	114,087,823	2,045,909	16,361,791
James C. Diggs	115,152,932	980,800	16,361,791

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,760,793	1,676,214	58,516	—

Proposal 3: Advisory, non-binding vote on the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
113,134,001	2,865,303	134,428	16,361,791

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
BRANDYWINE REALTY TRUST

By: /s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP L.P.,

    By: Brandywine Realty Trust, its sole General Partner

By: /s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: May 31, 2012